Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2025 (the “Report”) of Pearl Diver Credit Company Inc. (the “Registrant”).

I, Indranil Basu, the Chief Executive Officer and Principal Executive Officer of the Registrant, certify that, to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	September 3, 2025

By:	/s/ Indranil Basu
Indranil Basu (Principal Executive Officer)
Chief Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2025 (the “Report”) of Pearl Diver Credit Company Inc. (the “Registrant”).

I, Chandrajit Chakraborty, the Chief Financial Officer and Principal Financial Officer of the Registrant, certify that, to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	September 3, 2025

By:	/s/ Chandrajit Chakraborty
Chandrajit Chakraborty (Principal Financial Officer)
Chief Financial Officer